Exhibit 99.1

F INAL T RANSCRIPT

Conference Call Transcript

VION - Q1 2008 Vion Pharmaceuticals Earnings Conference Call

Event Date/Time: May. 08. 2008 / 8:30AM ET

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FINAL TRANSCRIPT
May. 08. 2008 / 8:30AM ET, VION - Q1 2008 Vion Pharmaceuticals Earnings Conference Call

CORPORATE PARTICIPANTS

Howard Johnson

Vion Pharmaceuticals - President, CFO

Alan Kessman

Vion Pharmaceuticals - CEO

CONFERENCE CALL PARTICIPANTS

Jeremy Resnick

First Option - Analyst

Leah Hartman

CRT Capital Group - Analyst

PRESENTATION

Operator

Good day ladies and gentlemen and welcome to the first-quarter 2008 Vion Pharmaceuticals financial results conference call. My name is Carmen. I will be your coordinator for today. (OPERATOR INSTRUCTIONS). As a reminder, ladies and gentlemen, this conference is being recorded for replay purposes.

I would now like to turn the presentation over to the Company. Please proceed.

Howard Johnson - Vion Pharmaceuticals - President, CFO

Good morning. This conference call will contain forward-looking statements. Such statements are subject to certain risks which may cause Vion’s plans to differ or results to vary from those expected, including Vion’s potential inability to obtain regulatory approval for its products particularly Cloretazine, VNP40101M; delayed or unfavorable results of drug trials, the possibility that favorable results of earlier preclinical studies or clinical trials are not predictive of safety and efficacy results in later clinical trials; the need for additional research and testing; the inability to manufacture products; the potential inability to secure external sources of funding to continue operations; the inability to access capital and funding on favorable terms; continued operating losses and the inability to continue operations as a result; and a variety of other risks set forth from time to time in Vion’s filings with the Securities and Exchange Commission including but not limited to the risks attendant to the forward-looking statements included under Item 1A Risk Factors in Vion’s Annual Report on Form 10-K for the year ended December 31, 2007.

In particular, there can be no assurance as to the results of any of the Company’s clinical trials, that any of these trials will continue to full accrual or that any of these trials will not be discontinued, modified, delayed or ceased altogether. Except in special circumstances in which a duty to update arises under law when prior disclosure becomes materially misleading in light of subsequent events, Vion does not intend to update any of these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Now I will turn over this conference call to Alan Kessman, Chief Executive Officer of Vion Pharmaceuticals.

Alan Kessman - Vion Pharmaceuticals - CEO

Good morning everyone. We thank you for joining us on this conference call. With me today is Howard Johnson, our President and CFO; Ann Cahill, our Vice President, Clinical Affairs; Aileen Ryan, our Vice President, Regulatory Affairs; and Bill Hahne, our Vice President, Medical Affairs. Before Howard takes you through the numbers, I wanted to update everyone on the Company’s continued progress in the first quarter.

Our main focus at Vion has been preparing for the filing of a new drug application, or NDA, with the U.S. Food and Drug Administration for approval of our lead drug, Cloretazine. This filing is based on two Phase II trials conducted in multiple sites in the U.S. and Europe of Cloretazine in previously-untreated patients over the age of 60 with acute myelogenous leukemia, or AML.

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FINAL TRANSCRIPT
May. 08. 2008 / 8:30AM ET, VION - Q1 2008 Vion Pharmaceuticals Earnings Conference Call

We announced this past December at the American Society for Hematology Conference that based on initial data from our pivotal Phase II trial in patients with elderly, poor risk, de novo AML, we believe we have met the predefined criteria for success in the primary endpoint for this trial, the overall response rate. We reported a 35% response rate in 81 patients and I might add 81 elderly patients, most of whom had multiple poor risk factors that made them unlikely to respond to or tolerate standard therapy.

We continue to make progress on the completion of all three sections of the NDA — the chemistry, manufacturing and control section; the preclinical and toxicology section; and the clinical section. We also plan on continuing our dialogue with the FDA about the NDA filing over the course of the next several months, as we believe that communicating with the agency as much as possible before filing the application provides us with an improved chance of success.

In addition to our regulatory approval efforts, we continue to accrue patients to four ongoing Cloretazine trials and are planning additional trials. The four trials underway are — one, the continuing sub-study of our pivotal trial which is collecting electrocardiogram interval information in elderly AML patients; two, investigator-sponsored trials, one where Cloretazine is being combined with temozolomide in brain tumors and the other where we are combining Cloretazine with stem cell transplantation and advanced hematologic malignancies.

Lastly, we announced this morning that we have opened another investigator-sponsored trial with Cloretazine in combination with Cytarabine or Ara C in previously-untreated elderly patients with AML. This trial will focus on a broader group of elderly patients than our pivotal trial which was focused on poor risk de novo AML.

We are planning additional Cloretazine studies in AML both in front line and second line settings. The goal of these clinical efforts is to eventually establish the utility of Cloretazine in as broad of group of AML patients as possible even through single agent therapy or in combination with other compounds.

We continue to work on a special protocol assessment, or SPA, for a new Phase III trial of Cloretazine in combination with Cytarabine in adult patients with relapsed AML. We still plan to file this SPA with the FDA this year.

We will have a significant presence this year at the American Society of Clinical Oncology, or ASCO, meeting from May 30 to June 3. In addition to our booth, we will have two posters with Cloretazine data, one based on our first Phase III trial of Cloretazine and Ara C in relapsed AML and the other an update of the data from our pivotal Phase II trial of Cloretazine as a single agent in elderly patients with poor risk de novo AML.

We also announced this morning that we received a letter from NASDAQ informing us that we would be delisted as of May 16, 2008 unless we appealed. The delisting will be stayed if we appeal their determination and apply for a hearing. We do plan to apply for a hearing.

In the quarter, we were pleased to have Dr. Bill Hahne join our senior staff as Head of Medical Affairs. Bill has significant experience in all the medical aspects of drug development and we expect him to be a significant contributor to our efforts to file the Cloretazine NDA and conduct additional Cloretazine trials.

Finally, we announced in our earnings release that the next interest payment on our convertible senior notes due August 15, 2008 will be made in cash unlike our previous two payments which we made in Vion common stock. As of March 31, we reported $55.2 million in cash and cash equivalents. Even with this payment, in accordance with our current plan, we believe that our cash position is sufficient to fund the Company through the third quarter of 2009.

And now, I will ask Howard to present the financials to you.

Howard Johnson - Vion Pharmaceuticals - President, CFO

Good morning. In the first quarter of 2008, we reported a loss of $8,195,000 or $1.14 per share based on 7,173,000 weighted average shares outstanding. This compares to a loss of $7,955,000 in the first quarter of last year or $1.20 per share based on 6,636,000 weighted average shares outstanding.

We remind everyone that we implemented a 1 for 10 reverse stock split in the first quarter of 2008 and all of our reported share numbers and per-share numbers reflect this split.

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FINAL TRANSCRIPT
May. 08. 2008 / 8:30AM ET, VION - Q1 2008 Vion Pharmaceuticals Earnings Conference Call

In the quarter, we reduced our operating expenses by $679,000 compared to last year from $7,879,000 last year to $7,200,000 this year. We are making an effort to be very careful in our spending as we focus on the main value driver for the Company which is filing the NDA.

The expense reduction includes a reduction in clinical trials expense of $545,000 as well as a reduction of $254,000 in other research and development expense. Our clinical trials expense declined due to the fact that our Phase III clinical trial was closed to patient accrual in May 2007. Other research and development expense declined as we completed certain outside testing, namely preclinical and toxicology testing necessary for our NDA filing.

Marketing, general and administrative expenses were relatively flat, increasing by $120,000 over last year’s quarter.

Total non-cash compensation expense was $1.2 million in the quarter compared to $1 million last year.

Interest expense increased by $766,000 from $739,000 in the first quarter of 2007 to $1,505,000 in the comparable 2008 quarter, reflecting the fact that our convertible senior notes issued in February 2007 were outstanding for a full quarter in 2008.

Interest income declined by $165,000 from $667,000 in 2007 to $502,000 in 2008 based on lower interest rates.

We ended the quarter with $55.2 million in cash. Based on our current operating plan, this cash position funds our Company through the third quarter of 2009. As Alan noted, this forecast includes payment of our August 15, 2008 interest payment for our convertible senior notes in cash.

As usual, we remind everyone that a forecast such as this has many different assumptions and variables and therefore is subject to change.

Thank you for listening today. We are now ready to take your questions.

QUESTION AND ANSWER

Operator

(OPERATOR INSTRUCTIONS). Jeremy Resnick, First Option.

Jeremy Resnick - First Option - Analyst

I just wanted to kind of work back. We’re very pleased to hear that the interest payment on the debt is going to be paid in cash not in shares. I want to just go back in hindsight and ask if maybe based on the recent news from the NASDAQ, in hindsight, would it have been smarter for the Company not to pay all along their shares in cash — their debt in shares is not cash and not shares?

Alan Kessman - Vion Pharmaceuticals - CEO

I can’t answer that question with hindsight and 20/20 vision. I don’t think it has any effect on the NASDAQ situation. The decision has always been driven from a cash situation. And as you probably know, we’ve made a number of changes and reductions in staff, modifications of our clinical trials that have allowed us basically to take a look at our cash position this quarter. And we were able to determine that we have the ability to maintain the operations of the Company through the third quarter of ‘09 which was always our goal if we pay the interest in cash this time. If we had done it every single time, we probably would not be able to say that today.

Jeremy Resnick - First Option - Analyst

But do you think we wouldn’t have the NASDAQ issue that we — obviously, we instituted a reverse split to get the stock price over a certain price to avoid NASDAQ delisting and obviously that failed. So my question back to you is in hindsight, wouldn’t it have been better to start this earlier?

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FINAL TRANSCRIPT
May. 08. 2008 / 8:30AM ET, VION - Q1 2008 Vion Pharmaceuticals Earnings Conference Call

Alan Kessman - Vion Pharmaceuticals - CEO

The ultimate reason now that the NASDAQ is talking about delisting has to do with our net worth. The fact that when we filed the 10-K that our net worth was a little over $1 million and the minimum listing is $2.5 million. So from a pure standpoint, that will have — a reverse stock split would have no effect on that. It might have changed the dollar limitation but it never would have changed the $2.5 million net worth calculation.

Jeremy Resnick - First Option - Analyst

How about the value of the stock price though and possibly like a private placement in the future or adding additional shares that you were paying in interest at the time. Wouldn’t that be a consideration?

Alan Kessman - Vion Pharmaceuticals - CEO

It’s impossible for me to speculate at this time.

Operator

(OPERATOR INSTRUCTIONS). Leah Hartman, CRT Capital.

Leah Hartman - CRT Capital Group - Analyst

With respect to making progress with respect to the filing and the manufacturing effort and the three parts, Alan, that you walked us through that you are making progress. Do you have any — and that you are in discussions with the FDA as to what specifically they are looking for so that you indeed do have a full package for acceptance of your filing. Are there scheduled meetings upcoming over the coming weeks or during this quarter that you might then be able to — expect to come back to chat with us and give us a progress update? Or I guess I’m asking, are they that formal or is it just a give and take between the two entities?

Alan Kessman - Vion Pharmaceuticals - CEO

Under our fast-track status, we have the ability to communicate regularly with the FDA. Some of those are planned meetings; some of those are not — generally, it is not our policy and most companies not their policy to report on every single meeting you have with the FDA because our discussions as you would expect would be interactive back and forth. It is impossible to keep the public up to date on that.

As I have said in the past, as we reach any major decision or milestone or situation that deserves being disclosed, if that had any effect on our ultimate filing then we would disclose that. But the individual pieces that go into those discussions are just far too complicated, far too numerous for us and iterative for us to keep the public up-to-date on them.

Leah Hartman - CRT Capital Group - Analyst

Okay, I appreciate that. And then with respect to the investigator trials, could you give us some sense of — and I know you have made clear to us today that you have enough cash to come through the third quarter of 2009 — you are supplying compound and you are supplying some advisory services. But other than that, how do you financially support if at all these investigator-led trials?

Alan Kessman - Vion Pharmaceuticals - CEO

There is always — clearly as you have outlined — our responsibility to provide drug and we do provide support. In some cases, we provide some minimal cash support but it is not anywhere near the kind of major outflow of dollars that you would talk about when we sponsor a trial.

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FINAL TRANSCRIPT
May. 08. 2008 / 8:30AM ET, VION - Q1 2008 Vion Pharmaceuticals Earnings Conference Call

Leah Hartman - CRT Capital Group - Analyst

Right. I wanted to make sure and I think it is important to know. But I also think it is important to broaden the Cloretazine franchise. So I was happy to see the new trial announced this morning.

Alan Kessman - Vion Pharmaceuticals - CEO

Thank you.

Leah Hartman - CRT Capital Group - Analyst

Good luck with the ASCO presence.

Alan Kessman - Vion Pharmaceuticals - CEO

Thank you.

Operator

(OPERATOR INSTRUCTIONS). There are no further questions.

Alan Kessman - Vion Pharmaceuticals - CEO

As we have said many times before, there is no question that we believe that Cloretazine is an active agent. And we will continue to focus our efforts on getting the NDA filed as soon as possible. Thank you.

Operator

This concludes the presentation for today. Ladies and gentlemen, you may now disconnect. Have a wonderful week.

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